Exhibit 1.1

$75,000,000

BRAEMAR HOTELS & RESORTS INC.

4.50% CONVERTIBLE Senior Notes Due 2026

PURCHASE AGREEMENT

May 13, 2021

UBS Securities LLC

1285 Avenue of the Americas

New York, New York 10019

Ladies and Gentlemen:

Braemar Hotels & Resorts Inc., a Maryland corporation (the “Company”), Braemar Hospitality Limited Partnership, a Delaware limited partnership and the Company’s operating partnership (the “Operating Partnership”), and Ashford Hospitality Advisors LLC, a Delaware limited liability company (the “Advisor”), confirm their respective agreements (this “Agreement”) with UBS Securities LLC (“UBS” or the “Initial Purchaser”), with respect to (i) the sale by the Company and the purchase by the Initial Purchaser, of $75,000,000 aggregate principal amount of the Company’s 4.50% Convertible Senior Notes Due 2026 (the “Firm Securities”) to be issued pursuant to the provisions of an Indenture to be dated as of the Closing Time (as defined below) (the “Indenture”) among the Company, the Operating Partnership and U.S. Bank National Association, as trustee (the “Trustee”), and (ii) the grant by the Company to the Initial Purchaser of the option to purchase up to an additional $11,250,000 aggregate principal amount of the Company’s 4.50% Convertible Senior Notes Due 2026 (the “Additional Securities”) on the terms set forth in Section 2(b) hereof. The Firm Securities and all or any part of the Additional Securities are hereinafter collectively referred to as the “Securities.” The Securities will be convertible, at the option of the holder, prior to maturity for shares (the “Underlying Securities”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms of the Securities and the Indenture, as described in Schedule III hereto.

The Company and the Operating Partnership understand that the Initial Purchaser proposes to make an offering of the Securities on the terms and in the manner set forth herein and agree that the Initial Purchaser may resell, subject to the conditions set forth herein, all or a portion of the Securities to purchasers at any time after this Agreement has been executed and delivered. The Securities are to be offered and sold through the Initial Purchaser without being registered under the Securities Act of 1933, as amended (the “1933 Act”), in reliance upon exemptions therefrom. Pursuant to the terms of the Securities and the Indenture, investors that acquire the Securities or the Underlying Securities may only resell or otherwise transfer such Securities or Underlying Securities if such Securities or Underlying Securities are hereafter registered for resale under the 1933 Act or if an exemption from the registration requirements of the 1933 Act afforded by Rule 144A (“Rule 144A”) of the rules and regulations promulgated under the 1933 Act (the “1933 Act Regulations”) by the Securities and Exchange Commission (the “Commission”) is available.

The Company and the Operating Partnership have prepared and delivered to the Initial Purchaser electronic copies of a preliminary offering memorandum dated May 12, 2021 (the “Preliminary Offering Memorandum”) and will prepare and will deliver to the Initial Purchaser electronic copies of a final offering memorandum dated May 13, 2021 (the “Final Offering Memorandum”), including or incorporating by reference a description of the terms of the Securities and the Underlying Securities, the terms of the offering and a description of the Company and the Operating Partnership, each for use by the Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Securities and the Underlying Securities. “Offering Memorandum” means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including the documents incorporated therein by reference, which has been prepared and delivered by the Company and the Operating Partnership to the Initial Purchaser in connection with their solicitation of purchases of, or offering of, the Securities and the Underlying Securities.

As used in this Agreement:

“Applicable Time” means 10:00 p.m., Eastern time, on May 13, 2021 or such other time as agreed by the Company and the Initial Purchaser.

“Additional Written Offering Communication” means any written communication (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities other than the Preliminary Offering Memorandum or the Final Offering Memorandum.

“Pricing Disclosure Package” means the most recent Preliminary Offering Memorandum relating to the Securities (including any documents incorporated therein by reference) that is distributed to investors prior to the Applicable Time together with each Additional Written Offering Communication furnished by the Company prior to the completion of the distribution of the Securities and the other information identified in Schedule II hereto under the caption “Pricing Disclosure Package,” all considered together.

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Offering Memorandum shall be deemed to include all such financial statements and schedules and other information incorporated or deemed incorporated by reference in the Offering Memorandum prior to the execution and delivery of this Agreement; and all references in this Agreement to amendments or supplements to the Offering Memorandum shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations of the Commission under the 1934 Act (the “1934 Act Regulations”), incorporated or deemed to be incorporated by reference in the Offering Memorandum, at or after the execution and delivery of this Agreement through such specified date.

1.                   Representations and Warranties.

(a)                Representations and Warranties by the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, represents and warrants to the Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time (as defined below) and any Date of Delivery (as defined below), and agrees with the Initial Purchaser, as follows:

(i)                 No Registration Required. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 and its compliance with the agreements set forth therein, it is not necessary in connection with the offer, sale and delivery of the Securities to the Initial Purchaser and the offer, resale and delivery of the Securities by the Initial Purchaser, in each case, in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Final Offering Memorandum to register the Securities or the Underlying Securities under the 1933 Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act,” which term, as used herein, includes the rules and regulations of the Commission promulgated thereunder).

(ii)               No Integration of Offerings. None of the Company, the Operating Partnership or any of their subsidiaries or affiliates (as such term is defined in Rule 501 under the 1933 Act) (each, an “Affiliate”), or any person acting on its or any of their behalf (other than the Initial Purchaser, as to whom the Company makes no representation or warranty) has, directly or indirectly, solicited any offer to buy or offered to sell, or will, directly or indirectly, solicit any offer to buy or offer to sell, in the United States or to any U.S. citizen or resident, any security which is or would be integrated with the sale of the Securities or the Underlying Securities in a manner that would require the Securities or the Underlying Securities to be registered under the 1933 Act.

(iii)             Eligibility for Resale under Rule 144A. The Securities are eligible for resale pursuant to Rule 144A under the 1933 Act and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under Section 6 of the 1934 Act or quoted in a U.S. automated interdealer quotation system and the Securities, at the Closing Time, will otherwise satisfy the eligibility requirements of Rule 144A(d)(3) under the 1933 Act. The Pricing Disclosure Package contains, and the Final Offering Memorandum will contain, in all material respects all the information specified in, and meeting the requirements of, Rule 144A.

(iv)              Incorporated Documents. The Incorporated Documents, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

(v)                Additional Written Offering Communications. Except for the Additional Written Offering Communications, if any, identified in Schedule II hereto, including electronic road shows, if any, furnished to you before first use, the Company has not prepared, used or referred to, and will not, without your prior consent, prepare, use or refer to, any Additional Written Offering Communications.

(vi)              No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, (A) there has not been any change, or any development or event that reasonably could be expected to result in a change, that has or reasonably could be expected to have a material adverse effect on the assets, business, operations, earnings, properties, condition (financial or otherwise) or prospects of the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there has not been any transaction that is material to the Company, the Operating Partnership and their respective subsidiaries considered as one enterprise entered into or agreed to be entered into by the Company, the Operating Partnership or any of their subsidiaries, (C) there has not been any obligation, contingent or otherwise, directly or indirectly incurred by the Company, the Operating Partnership or any subsidiary that is material to the Company, the Operating Partnership and their subsidiaries considered as one enterprise, and (D) except for regular quarterly dividends on the Company’s common stock, par value $0.01 per share, (the “Common Stock”), the 5.50% Series B Cumulative Convertible Preferred Stock, the 8.25% Series D Cumulative Preferred Stock, par value $0.01 per share, and regular quarterly distributions on the limited partner interests in the Operating Partnership (“OP Units”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on any of its partnership interests.

(vii)            Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture, as applicable, and, as the sole managing member of the sole general partner of the Operating Partnership, to cause the Operating Partnership to enter into and perform the Operating Partnership’s obligations under each of this Agreement, the Securities and the Indenture; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect.

(viii)          Good Standing of the Operating Partnership; Partnership Agreement. The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware and has partnership power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement, the Securities and the Indenture. The Operating Partnership is duly qualified as a foreign partnership to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure so to qualify could not reasonably be expected to result in a Material Adverse Effect. The Company is the sole managing member of the sole general partner of the Operating Partnership. The aggregate percentage interests of the Company and the limited partners in the Operating Partnership are as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. The Third Amended and Restated Agreement of Limited Partnership of the Operating Partnership has been duly and validly authorized, executed and delivered by or on behalf of the partners of the Operating Partnership and constitutes a valid and binding agreement of the parties thereto, enforceable in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or affecting creditors’ rights and general principles of equity and except as rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law.

(ix)              Good Standing of Subsidiaries. Each subsidiary of the Company has been duly organized and is validly existing in good standing under the laws of the jurisdiction of its incorporation or organization, has the corporate or similar power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under each of this Agreement and the Indenture, and is duly qualified to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of its business, except where the failure to so qualify could not reasonably be expected to result in a Material Adverse Effect. All of the issued and outstanding capital stock or other ownership interests of each subsidiary has been duly authorized and validly issued, is (as applicable) fully paid and non-assessable (except to the extent such non-assessability may be affected by Section 17-607 of the Delaware Revised Uniform Limited Partnership Act or Section 18-607 of the Delaware Limited Liability Company Act) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, other than (i) as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and (ii) any security interest, mortgage, pledge, lien, encumbrance, claim or equity in connection with indebtedness described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. None of the outstanding shares of capital stock or other ownership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. The Company does not own or control, directly or indirectly, any corporation, association or other entity that is or will be a “significant subsidiary” (within the meaning of Rule 1-02(w) of Regulation S-X) other than the entities listed on Schedule V hereto. For the purposes of this Agreement, “subsidiary” means each direct and indirect subsidiary of the Company, including, without limitation, the Operating Partnership and its subsidiaries.

(x)                Restrictions on Distributions. Except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, no subsidiary of the Company is prohibited or restricted, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, or from making any other distribution on such subsidiary’s equity interests, or from repaying to the Company or any other subsidiary any amounts that may from time to time become due under any loans or advances to such subsidiary from the Company or such other subsidiary, or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company.

(xi)              Capitalization. The authorized, issued and outstanding shares of capital stock of the Company are as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or pursuant to the exercise, redemption, or exchange of convertible or exchangeable securities, options or warrants referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, including OP Units). The issued and outstanding shares of capital stock of the Company, have been duly authorized and validly issued and are fully paid and non-assessable. None of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company. The issued and outstanding OP Units have been duly authorized for issuance by the Operating Partnership to the holders thereof and are validly issued and fully paid. The issuance of such OP Units was exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of such OP Units were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. The OP Units to be issued by the Operating Partnership in connection with the issuance of the Underlying Securities by the Company will be, on or prior to the Closing Time, duly authorized and reserved for issuance by the Operating Partnership to the Company. The issuance of such OP Units will be exempt from registration or qualification under the 1933 Act and applicable state securities laws. None of the OP Units to be issued will be in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership or any other person or entity. Except as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for shares of the Company’s or its subsidiaries’ capital stock, including OP Units or other ownership interests of the Operating Partnership.

(xii)            Compliance with Laws. The Company and the subsidiaries are in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xiii)          No Defaults. Neither the Company nor any subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its respective organizational documents, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them or their respective properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(xiv)          No Conflicts. The execution, delivery and performance of this Agreement, the Securities and the Indenture and the consummation of the transactions contemplated herein and in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including the Company’s issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described therein under the caption “Use of Proceeds”), any issuance of the Underlying Securities and the compliance by the Company and the Operating Partnership with their respective obligations under this Agreement, the Securities, and the Indenture have been duly authorized by all necessary corporate or other action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under (A) any provision of the organizational documents of the Company or any subsidiary, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any subsidiary is a party or by which any of them or their respective assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any subsidiary, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary.

(xv)            Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Operating Partnership.

(xvi)          Authorization of Advisory Agreement. The Fifth Amended and Restated Advisory Agreement, dated April 23, 2018, by and among the Company, the Operating Partnership and the Advisor, as amended (the “Advisory Agreement”) has been duly authorized, executed and delivered by the Company and the Operating Partnership and constitutes a legal, valid and binding agreement of the Company and the Operating Partnership enforceable against the Company and the Operating Partnership in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(xvii)        Authorization and Description of Securities. The Securities to be sold by the Company have been duly authorized for issuance and sale to the Initial Purchaser pursuant to this Agreement and the Indenture, and when duly authenticated and delivered by the Trustee in accordance with the terms of the Indenture (assuming the due authorization, execution and delivery of the Indenture by the Trustee), and delivered to, and paid for by, the Initial Purchaser pursuant to this Agreement, the Securities will be valid and legally binding obligations of the Company entitled to the benefit of the Indenture and will be enforceable against the Company in accordance with their terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity) and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. The Securities will conform in all material respects to all statements relating thereto contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xviii)      Authorization of the Indenture. The Indenture will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Final Offering Memorandum; and has been duly authorized and when executed and delivered by the Company and the Operating Partnership, and assuming due authorization, execution and delivery thereof by the Trustee, will constitute a valid and legally binding obligation of the Company and the Operating Partnership, enforceable against the Company and the Operating Partnership in accordance with its terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

(xix)          Authorization and Description of Underlying Securities. Upon issuance and delivery of the Securities, the Securities will be convertible in accordance with the terms of the Securities into shares of the Underlying Securities. The Underlying Securities initially issuable upon conversion of the Securities have been duly authorized and reserved and, when issued and delivered by the Company upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, will conform to the description thereof contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and will not be issued in violation of any preemptive right, resale right, right of first refusal or similar right. Assuming the accuracy of the representations and warranties of the Initial Purchaser contained in Section 6 and its compliance with the agreements set forth therein, the Underlying Securities, when issued in accordance with the Securities and the Indenture, will be issued in compliance with federal and state securities laws in effect as of the date hereof. The Common Stock conforms in all material respects to all statements relating thereto contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and such description conforms in all material respects to the rights set forth in the instruments defining the same. No holder of the Underlying Securities will be subject to personal liability solely by reason of being such a holder.

(xx)            No Consents; No Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Company’s or the Operating Partnership’s execution, delivery and performance of this Agreement, the Securities and the Indenture, their consummation of the transactions contemplated by this Agreement or the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, or the application of the proceeds from the sale of the Securities as described under “Use of Proceeds” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, other than (i) such as have been obtained, or will have been obtained at the Closing Time or the relevant Date of Delivery, as the case may be, under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, (ii) such approvals as have been obtained in connection with the approval of the listing of the Securities on the New York Stock Exchange (“NYSE”), (iii) such approvals as have been obtained under the rules of the Financial Industry Regulatory Authority (“FINRA”), (iv) any necessary qualification under the securities or blue sky laws of the various state jurisdictions in which the Securities are being offered by the Initial Purchaser, and (v) such approvals, authorizations, consents or orders or filings, the absence of which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi)          Licenses. Each of the Company and the subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of the subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of the subsidiaries, the effect of which could reasonably be expected to result in a Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. Neither the Company nor any of the subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxii)        Accurate Disclosure. Neither the Pricing Disclosure Package, as of the Applicable Time, nor the Final Offering Memorandum, as then amended or supplemented, as of its date, at the Closing Time and at any Date of Delivery, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Any Additional Written Offering Communication prepared, used or referred to by the Company, when considered together with the Pricing Disclosure Package, at the time of its use did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Each document filed pursuant to the 1934 Act and incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (collectively, the “Incorporated Documents”), when such documents incorporated by reference were filed with the Commission, as the case may be, when read together with the other information in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, as the case may be, did not and will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

The representations and warranties in this subsection shall not apply to statements in or omissions from the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), made in reliance upon and in conformity with written information furnished to the Company through the Initial Purchaser specifically for inclusion therein. For purposes of this Agreement, the only information so furnished shall be the information in the paragraph under the heading “Plan of Distribution—Stabilization and Short Positions” in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (collectively, the “Initial Purchaser Information”).

(xxiii)      No Litigation. There are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company, threatened against the Company or any subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, or where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Company or such subsidiary and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, except with respect to the Commission’s investigation disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xxiv)      Financial Statements; Non-GAAP Financial Measures. The financial statements included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and the Operating Partnership on a consolidated basis at the dates indicated. Said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and any summary financial information included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the 1934 Act and Item 10 of Regulation S-K of the 1933 Act, to the extent applicable. The interactive data in eXtensible Business Reporting Language incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, if any, fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(xxv)        Independent Public Accountants. The accountants who certified the financial statements and supporting schedules included or incorporated by reference in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are, and were during the periods covered by their reports, registered independent public accountants as and to the extent required by the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and the Public Company Accounting Oversight Board (United States).

(xxvi)      Registration Rights. Except as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, there are no persons with registration rights or other similar rights to have any equity or debt securities, including securities that are convertible into or exchangeable or redeemable for equity securities, or registered for sale by the Company or the Operating Partnership under the 1933 Act.

(xxvii)    Absence of Manipulation. Neither the Company nor any affiliate of the Company has taken, nor will the Company or any affiliate take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xxviii)  No Registration as Broker. Neither the Company nor any of its affiliates (i) is required to register as a “broker” or “dealer” in accordance with the provisions of the 1934 Act or the 1934 Act Regulations, or (ii) directly, or indirectly through one or more intermediaries, controls or has any other association with (within the meaning of Article I of the By-laws of FINRA) any member firm of FINRA.

(xxix)      No Exempt Sales. Except as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, neither the Company nor any subsidiary has sold or issued any securities during the six-month period preceding the date of the Preliminary Offering Memorandum, including any sales pursuant to Rule 144A under, or Regulations D or S of, the 1933 Act, other than shares issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, that would not be required to be integrated with the sale of the Securities.

(xxx)        Property. The Company and its subsidiaries have good and indefeasible title in fee simple to, or a valid leasehold interest in, all real property described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and good title to all personal property owned by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, encroachments, restrictions, mortgages and defects, except such as are disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or such as do not materially and adversely affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries. Any real property, improvements, equipment and personal property held under lease by the Company or any subsidiary are held under valid, existing and enforceable leases, with such exceptions as are disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or are not material and do not interfere with the use made or proposed to be made of such real property, improvements, equipment and personal property by the Company or such subsidiary. The Company or a subsidiary has obtained an owner’s or leasehold title insurance policy, from a title insurance company licensed to issue such policy, on any real property owned in fee or leased, as the case may be, by the Company or any subsidiary, that insures the Company’s or the subsidiary’s fee or leasehold interest, as the case may be, in such real property, which policies include only commercially reasonable exceptions, and with coverages in amounts at least equal to amounts that are generally deemed in the Company’s industry to be commercially reasonable in the markets where the Company’s properties are located, or a lender’s title insurance policy insuring the lien of its mortgage securing the real property with coverage equal to the maximum aggregate principal amount of any indebtedness held by the Company or a subsidiary and secured by the real property.

(xxxi)      Condition of Real Property. All real property owned or leased by the Company or a subsidiary is free of material structural defects and all building systems contained therein are in good working order in all material respects, subject to ordinary wear and tear or, in each instance, the Company has created an adequate reserve to effect reasonably required repairs, maintenance and capital expenditures. To the knowledge of the Company and the Operating Partnership, water, storm water, sanitary sewer, electricity and telephone service are all available at the property lines of such property over duly dedicated streets or perpetual easements of record benefiting such property. Except as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, to the knowledge of the Company and the Operating Partnership, there is no pending or threatened special assessment, tax reduction proceeding or other action that, individually or in the aggregate, could reasonably be expected to increase or decrease the real property taxes or assessments of any of such property, that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxxii)    Mortgages. None of the Company and its subsidiaries that is party to any credit agreement, mortgage, deed of trust, guaranty, side letter, other document evidencing, securing or otherwise relating to any secured or unsecured indebtedness of the Company or any of its subsidiaries (collectively, the “Loan Documents”) is in default thereunder, nor has an event occurred which with the passage of time or the giving of notice, or both, would become a default by any of them under any of the Loan Documents, except for any default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. The Loan Documents encumbering any real property owned in fee or leased by the Company or a subsidiary (i) are not convertible (in the absence of foreclosure) into an equity interest in the real property or in the Company, the Operating Partnership or any subsidiary, and none of the Company, the Operating Partnership or the subsidiaries hold a participating interest therein, (ii) except as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandums, are not and will not be cross-defaulted to any indebtedness other than indebtedness of the Company or any of the subsidiaries, and (iii) are not and will not be cross-collateralized to any property not owned by the Company, the Operating Partnership or any of the subsidiaries.

(xxxiii)  Description and Enforceability of Contracts. The statements in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the headings “Summary—Recent Developments,” “Summary—The Offering,” “Risk Factors,” “Description of Capital Stock,” “Certain Provisions of Maryland Law and the Company’s Charter and Bylaws” and “Partnership Agreement,” insofar as such statements summarize legal matters, agreements, documents, proceedings or affiliate transactions discussed therein, are accurate and fair summaries of such legal matters, agreements, documents, proceedings or affiliate transactions in all material respects. There are no contracts, leases or other documents which are required to be disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum which have not been so described. All agreements between the Company or any of its subsidiaries and any other party expressly referenced in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are legal, valid and binding obligations of the Company or such subsidiary, as applicable, enforceable against the Company or such subsidiaries, as applicable, as appropriate, in accordance with their respective terms, except to the extent that enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles and, to the knowledge of the Company and the Operating Partnership, no party is in breach or default under any such agreements, except for any breach or default that, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

(xxxiv)   Intellectual Property. The Company and each subsidiary owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively, “Intangibles”) necessary to entitle the Company and each subsidiary to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, and neither the Company nor any subsidiary has received notice of infringement of or conflict with (and the Company knows of no such infringement of or conflict with) asserted rights of others with respect to any Intangibles that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

(xxxv)        Disclosure Controls; Internal Controls. The Company, the Operating Partnership and the subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations). Such disclosure controls and procedures are designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s Chief Executive Officer and its Chief Financial Officer by others within those entities, and such disclosure controls and procedures are effective to perform the functions for which they were established. The Company, the Operating Partnership and the subsidiaries have established and maintain effective internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 under the 1934 Act Regulations). Such internal control over financial reporting is designed to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) any significant deficiencies and material weaknesses in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize, and report financial data; and (ii) any fraud, whether or not material, that involves management or other employees who have a role in the Company’s internal controls; and, except as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, since the Company’s inception, there has been (1) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (2) no significant changes in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting, including any corrective actions with regard to significant deficiencies.

(xxxvi)       Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

(xxxvii)      Taxes. Each of the Company, the Operating Partnership and their subsidiaries has filed on a timely basis (including in accordance with any applicable extensions) all necessary federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have properly requested extensions thereof, and have paid all taxes shown as due thereon, and if due and payable, any related or similar assessment, fine or penalty levied against the Company, the Operating Partnership or any of the subsidiaries. Except as disclosed in Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, no tax deficiency has been asserted against any such entity, and the Company, the Operating Partnership and their subsidiaries do not know of any tax deficiency that is likely to be asserted against any such entity that, individually or in the aggregate, if determined adversely to any such entity, could reasonably be expected to have a Material Adverse Effect. All tax liabilities are adequately provided for on the respective books of the Company and the subsidiaries.

(xxxviii)     Insurance. Each of the Company and the subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and its subsidiaries against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(xxxix)        Environmental Law Compliance. Neither the Company nor any of the subsidiaries is in violation, or has received notice of any violation with respect to, any applicable environmental, safety or similar law, regulation or rule applicable to the business of the Company or any of the subsidiaries, except any such violation of law, regulation or rule that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company and the subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state occupational safety and health and environmental laws, regulations and rules to conduct their respective businesses, and the Company and the subsidiaries are in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law, regulation or rule, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Except as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (i) none of the Operating Partnership, the Company, any of the subsidiaries nor, to the knowledge of the Operating Partnership and the Company, any other owners of the property at any time or any other party has at any time, handled, stored, treated, transported, manufactured, spilled, leaked, or discharged, dumped, transferred or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, in, under, to or from any real property leased, owned or controlled, including any real property underlying any loan held or to be held by the Company or the subsidiaries (collectively, the “Real Property”), other than by any such action taken in compliance with all applicable Environmental Statutes (hereinafter defined) or by the Operating Partnership, the Company, any of the subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (ii) the Operating Partnership and the Company do not intend to use the Real Property or any subsequently acquired properties for the purpose of using, handling, storing, treating, transporting, manufacturing, spilling, leaking, discharging, dumping, transferring or otherwise disposing of or dealing with Hazardous Materials other than by any such action taken in compliance with all applicable Environmental Statues or by the Operating Partnership, the Company, any of the subsidiaries or any other party in connection with the ordinary use of residential, retail or commercial properties owned by the Operating Partnership; (iii) none of the Operating Partnership, the Company, nor any of the subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters on or adjacent to the Real Property or any other real property owned or occupied by any such party, or onto lands from which Hazardous Materials might seep, flow or drain into such waters; (iv) none of the Operating Partnership, the Company, nor any of the subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance that, with notice or passage of time or both, would give rise to a claim under or pursuant to any federal, state or local environmental statute, regulation or rule or under common law, pertaining to Hazardous Materials on or originating from any of the Real Property or any assets described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or any other real property owned or occupied by any such party or arising out of the conduct of any such party, including without limitation a claim under or pursuant to any Environmental Statute; (v) the Real Property is not included or, to the Company’s and the Operating Partnership’s knowledge, proposed for inclusion on the National Priorities List issued pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601-9675 (the “CERCLA”) by the United States Environmental Protection Agency or, to the Operating Partnership’s and the Company’s knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other Environmental Statute or issued by any other Governmental Authority (as hereinafter defined); (vi) in the operation of the Company’s and the Operating Partnership’s businesses, the Company acquires, before acquisition of any real property, an environmental assessment of the real property and, to the extent they become aware of any condition that could reasonably be expected to result in liability associated with the presence or release of a Hazardous Material, or any violation or potential violation of any Environmental Statute, the Company and the Operating Partnership take all commercially reasonable action necessary or advisable (including any capital improvements) for clean-up, closure or other compliance with such Environmental Statute. There are no costs or liabilities associated with the Real Property pursuant to any Environmental Statute (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with any Environmental Statute or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. None of the entities that prepared Phase I or other environmental assessments with respect to the Real Property was employed for such purpose on a contingent basis or has any substantial interest in the Company or any of the subsidiaries, and none of their directors, officers or employees is connected with the Company or any of the subsidiaries as a promoter, selling agent, trustee, officer, director or employee. None of the Operating Partnership, the Company nor any subsidiary knows of any violation of any municipal, state or federal law, rule or regulation (including those pertaining to environmental matters) concerning the Real Property or any part thereof that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. The Real Property complies with all applicable zoning laws, ordinances, regulations and deed restrictions or other covenants in all material respects and, if and to the extent there is a failure to comply, such failure does not materially impair the value of any of the Real Property and will not result in a forfeiture or reversion of title. None of the Operating Partnership, the Company nor any subsidiary has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Real Property or any part thereof, and none of the Operating Partnership, the Company nor any subsidiary knows of any such condemnation or zoning change which is threatened and which, individually or in the aggregate, if consummated could reasonably be expected to have a Material Adverse Effect. All liens, charges, encumbrances, claims or restrictions on or affecting the properties and assets (including Real Property) of the Operating Partnership or any subsidiaries that are required to be disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are disclosed therein. No lessee of any portion of any of the Real Property is in default under any of the leases governing such properties and there is no event which, but for the passage of time or the giving of notice or both would constitute a default under any of such leases, except such defaults that individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. No tenant under any lease pursuant to which the Operating Partnership or any of the subsidiaries leases any Real Property has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part, except as such options or rights of first refusal that, individually or in the aggregate, if exercised, could not reasonably be expected to have a Material Adverse Effect. As used herein, “Hazardous Material” includes, without limitation any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any federal, state or local environmental law, regulation or rule including, without limitation, the CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Sections 1801-1819, the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Sections 6901-6992K, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Sections 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Sections 2601-2671, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Sections 136-136y, the Clean Air Act, 42 U.S.C. Sections 7401-7642, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Sections 1251-1387, the Safe Drinking Water Act, 42 U.S.C. Sections 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. Sections 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to each of the foregoing (individually, an “Environmental Statute” and collectively the “Environmental Statutes”) or by any federal, state or local governmental authority having or claiming jurisdiction over the properties and assets described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (a “Governmental Authority”).

(xl)              Labor Laws; No Labor Disputes. Neither the Company nor any of its subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. There are no existing or, to the knowledge of the Company or the Operating Partnership, threatened labor disputes with the employees of the Company or any of its subsidiaries that could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xli)            ERISA. The Company and each of its subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”). No “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the subsidiaries would have any material liability; the Company and each of the subsidiaries have not incurred and do not expect to incur material liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (collectively, the “Code”). Each “pension plan” for which the Company or any of its subsidiaries would have any material liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, that would cause the loss of such qualification.

(xlii)           Past Issuances of Securities. All securities issued by the Company, any of the subsidiaries or any trusts established by the Company or any subsidiary, have been issued and sold in compliance with (i) all applicable federal and state securities laws and the laws of the applicable jurisdiction of incorporation of the issuing entity, except as, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, and (ii) to the extent applicable to the issuing entity, the requirements of the NYSE.

(xliii)          No Finder’s Fee. Except for the Initial Purchaser’s discounts and commissions payable by the Company to the Initial Purchaser in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xliv)         Absence of Certain Relationships. Other than as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum there is no relationship, direct or indirect, between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of the subsidiaries on the other hand. The Company has not, directly or indirectly, including through any subsidiary, extended or maintained credit, arranged for the extension of credit, or renewed an extension of credit, in the form of a personal loan to or for any executive officer or director of the Company. Except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Company has no lending or other commercial relationship with any affiliate of the Initial Purchaser and the Company will not use any of the proceeds from the sale of the Securities to repay any indebtedness owed to any affiliate of the Initial Purchaser.

(xlv)           Investment Company Act. Neither the Company nor the Operating Partnership is required, or upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum will be required, to register as an “investment company” under the Investment Company Act of 1940, as amended.

(xlvi)          REIT Status. Commencing with the Company’s taxable year ended December 31, 2013 through its taxable year ended December 31, 2020, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Code, and the current and proposed ownership and method of operation of the Company and the subsidiaries as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for the Company’s taxable year ending December 31, 2021 and thereafter. The Operating Partnership is and will be treated as a partnership for U.S. federal income tax purposes and not as an association taxable as a corporation or a “publicly traded partnership” taxable as a corporation under the Code. The Company intends to continue to qualify as a REIT under the Code for all subsequent years, and the Company does not know of any event that could reasonably be expected to cause the Company to fail to qualify as a REIT under the Code at any time.

(xlvii)         Ashford Hospitality Trust REIT Status. Ashford Hospitality Trust, Inc. qualified to be taxed as a REIT under the Code for its taxable years ended December 31, 2009 through December 31, 2013.

(xlviii)        Foreign Corrupt Practices Act. None of the Company, any of its subsidiaries, or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or other person acting on behalf of the Company is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, the use of proceeds from the sale of the Securities, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and its subsidiaries and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(xlix)           Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions, the rules and regulations thereunder and any applicable related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority (collectively, the “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Authority involving the Company or any subsidiary with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

(l)               No Conflict with OFAC Laws. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, affiliate, agent, employee or representative of the Company or any of its subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by a Person that is: (i) currently the subject or target of any sanctions administered or enforced by the United States Government, including, without limitation, the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”), nor (ii) located, organized or resident in a country or territory that is the subject of Sanctions; and the Company and the Operating Partnership will not directly or indirectly use the proceeds of the sale of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiaries, joint venture partners or other Person, to fund any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. Since inception, the Company and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(li)              Statistical and Market-Related Data. Any statistical and market-related data included in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Company believes, after reasonable inquiry, to be reliable and accurate and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

(lii)             Governmental Oversight. The conduct of business by the Company and the subsidiaries as presently and proposed to be conducted is not subject to continuing oversight, supervision, regulation or examination by any governmental official or body of the United States or any other jurisdiction wherein the Company or the subsidiaries conduct or propose to conduct such business, except as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and except such regulation as is applicable to commercial enterprises generally.

(liii)            Distribution of Offering Material. The Company and its subsidiaries have not distributed, and prior to the later of the Closing Time and the completion of the distribution of the Securities, will not distribute, any offering material in connection with the offering or sale of the Securities other than any Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(liv)           IT Systems and Data. (i) There has been no security breach or attack or other compromise of or relating to any of the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective tenants, employees, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, except in each case that would not reasonably be expected to have a Material Adverse Effect, (ii) the Company and its subsidiaries have complied, and are presently in compliance, with, all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except in each case that would not reasonably be expected to have a Material Adverse Effect and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices.

(lv)            NYSE Listing. The Company will have applied to have the Underlying Securities approved for listing on the NYSE prior to the Closing Time; the Company is in compliance with the rules and regulations of the NYSE, including without limitation, the requirements for continued listing of the Common Stock on the NYSE, and there are no actions, suits or proceedings pending, threatened or, to the Company's knowledge, contemplated, and the Company has not received any notice from the NYSE, regarding the revocation of such or otherwise regarding the delisting of the Common Stock from

(lvi)           No Ratings. The Company has no debt securities or preferred stock that is rated by any “nationally recognized statistical rating agency” (as such term is defined by the Commission for purposes of Rule 436(g)(2) of the 1933 Act).

(lvii)          No FINRA Affiliations. To the knowledge of the Company, except for Ashford Securities LLC, there are no affiliations or associations between any member of FINRA and any of the Company's officers, directors or 5% or greater securityholders.

(b)    Representations and Warranties of the Advisor. The Advisor represents and warrants to the Initial Purchaser as of the date hereof, the Applicable Time, the Closing Time and any Date of Delivery, and agrees with the Initial Purchaser, as follows:

(i)                Good Standing of Advisor. The Advisor has been duly organized and is validly existing as a limited liability company in good standing under the laws of the State of Delaware and has the limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum and to enter into and perform its obligations under this Agreement. The Advisor has no subsidiaries. The Advisor is duly qualified as a foreign limited liability company to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified could not (A) reasonably be expected to have, individually or in the aggregate, a material adverse effect on the assets, business, operations, earnings, management, properties, condition (financial or otherwise) or prospects of the Advisor or (B) prevent the consummation of the transactions contemplated hereby (the occurrence of any such effect or any such prevention described in the foregoing clauses (A) and (B) being referred to as an “Advisor Material Adverse Effect”).

(ii)               No Material Adverse Change. Except as otherwise stated therein, since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (A) there has not been any Advisor Material Adverse Effect and (B) there has not been any material transaction entered into or any material transaction that is probable of being entered into by the Advisor, other than transactions in the ordinary course of business and transactions described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(iii)              Compliance with Laws. The Advisor is in compliance with all applicable federal, state, local or foreign laws, regulations, rules, decrees, judgments and orders, including those relating to transactions with affiliates, except where any failures to be in compliance could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(iv)              No Defaults. The Advisor is not in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under) (A) its certificate of formation or limited liability company agreement, or (B) in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which it or its properties is bound, except in the case of clause (B), for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect.

(v)               No Conflicts. The execution, delivery and performance of this Agreement and consummation of the transactions contemplated herein will not (i) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (A) any provision of the certificate of formation or limited liability company agreement of the Advisor, or (B) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Advisor is a party or by which the Advisor or its assets or properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, except in the case of this clause (B) for such breaches or defaults that, individually or in the aggregate, could not reasonably be expected to have an Advisor Material Adverse Effect; or (ii) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any subsidiary.

(vi)              Due Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Advisor and is a legal, valid and binding agreement of the Advisor.

(vii)             Advisory Agreement. The Advisory Agreement has been duly authorized, executed and delivered by the Advisor and constitutes a legal, valid and binding agreement of the Advisor enforceable against the Advisor in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general principles of equity.

(viii)            No Consents; No Approvals. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency or any other third party is required in connection with the Advisor’s execution, delivery and performance of this Agreement and its consummation of the transactions contemplated herein.

(ix)              Licenses. The Advisor has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its businesses as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect. The Advisor is not in violation of, in default under, and has not received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Advisor, the effect of which could reasonably be expected to result in an Advisor Material Adverse Effect. No such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. The Advisor is not required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services that it currently provides or that it proposes to provide as set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, except to the extent that any failure to have such accreditation or certification could not, individually or in the aggregate, reasonably be expected to have an Advisor Material Adverse Effect.

(x)                Absence of Free Writing Prospectus. The Advisor (including its agents and representatives, other than the Initial Purchaser in its capacity as such) has not prepared or had prepared on its behalf or used or referred to any “free writing prospectus” as defined in Rule 405 under the 1933 Act and has not distributed any written materials in connection with the offer or sale of the Securities.

(xi)               Distribution of Offering Material. The Advisor has not distributed and will not distribute any offering material in connection with the offering of the Securities other than the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xii)              No Litigation. Except as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Advisor, threatened against the Company, any subsidiary or the Advisor or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency, which is required to be disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, or where in any such case (i) there is a reasonable possibility that such action, suit or proceeding will be determined adversely to the Advisor and (ii) if so determined adversely, could reasonably be expected to result in a judgment, decree, award or order having a Material Adverse Effect, except with respect to the Commission’s investigation disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xiii)             Absence of Manipulation. Neither the Advisor nor any affiliate of the Advisor has taken, nor will the Advisor or any affiliate of the Advisor take, directly or indirectly, any action which is designed, or would be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or to result in a violation of Regulation M under the 1934 Act.

(xiv)             Internal Controls. The Advisor maintains a system of internal control in place sufficient to provide reasonable assurance that: (i) transactions that may be effectuated by the Advisor under the Advisory Agreement are executed in accordance with its management's general or specific authorization and (ii) access to the Company's assets is permitted only in accordance with the internal policies, controls and procedures of the Advisor.

(xv)              Insurance. The Advisor maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for its businesses and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Advisor against theft, damage, destruction, environmental liabilities, acts of vandalism, terrorism, earthquakes, flood and all other risks customarily insured against, all of which insurance is in full force and effect.

(xvi)             Labor Laws; Absence of Labor Dispute. The Advisor has not been notified that any officer or other key person of the Company, or a significant number of employees of the Advisor and its affiliates, plan to terminate his, her or their employment. Neither the Advisor nor, to the Advisor's knowledge, any officer or other key person of the Company, is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of the Company or the Advisor as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum. The Advisor is not in violation of and has not received notice of any violation with respect to any federal or state law, regulation or rule relating to discrimination in the hiring, termination, promotion, employment or pay of employees, nor any applicable federal or state wages and hours law, nor any state law, regulation or rule precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which, individually or in the aggregate, could reasonably be expected to have an Advisor Material Adverse Effect. There are no existing or, to the knowledge of the Advisor, threatened labor disputes with the employees of the Advisor that could reasonably be expected to have, individually or in the aggregate, an Advisor Material Adverse Effect.

(xvii)            No Finder’s Fee. Except for the Initial Purchaser’s discounts and commissions payable by the Company to the Initial Purchaser in connection with the offering of the Securities contemplated herein or as otherwise disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, the Advisor has not incurred any liability for any brokerage commission, finder’s fees or similar payments in connection with the offering of the Securities contemplated hereby.

(xviii)           Absence of Certain Relationships. No relationship, direct or indirect, exists between or among the Advisor, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Advisor, on the other, that is required by the 1933 Act or the 1933 Act Regulations to be described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum that is not so described in such documents.

(xix)              Investment Advisers Act. The Advisor is not prohibited by the Investment Advisers Act of 1940, as amended, or the rules and regulations thereunder, from performing its obligations under the Advisory Agreement, as described in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(xx)               Statistical and Market-Related Data. Any statistical and market-related data included in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum are based on or derived from sources that the Advisor believes, after reasonable inquiry, to be reliable and accurate.

(xxi)              Access to Resources. The Advisor will have access to the personnel and other resources necessary for the performance of the duties of the Advisor as disclosed in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(c)    Officer’s Certificates. Any certificate signed by any officer of the Company or the Advisor and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the offering of Securities shall be deemed a representation and warranty by the Company, the Operating Partnership and the Advisor to the Initial Purchaser, as to the matters covered thereby.

2.                   Sale and Delivery to Initial Purchaser; Closing.

(a)                Firm Securities. Subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to issue and sell to the Initial Purchaser, and the Initial Purchaser agrees to purchase from the Company, at a purchase price of 96.5% of the principal amount thereof (the “Purchase Price”), the aggregate principal amount of Firm Securities set forth opposite the Initial Purchaser’s name in Schedule I.

(b)                Additional Securities. In addition, subject to the terms and conditions and upon the basis of the representations, warranties and agreements herein set forth, the Company agrees to sell to the Initial Purchaser the Additional Securities, and the Initial Purchaser shall have the right to purchase up to $11,250,000 aggregate principal amount of the Additional Securities at the Purchase Price, plus interest thereon accrued to the relevant Date of Delivery. The option hereby granted will expire 13 days after the date hereof and may be exercised in whole or in part from time to time upon notice by the Initial Purchaser to the Company setting forth the aggregate principal amount of the Additional Securities as to which the Initial Purchaser is then exercising the option and the time and date of payment and delivery for such Additional Securities. Any such time and date of delivery (a “Date of Delivery”) shall be determined by the Initial Purchaser, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time. If the option is exercised as to all or any portion of the Additional Securities, the Initial Purchaser will purchase that proportion of the total aggregate principal amount of the Additional Securities the Initial Purchaser has agreed to purchase set forth in Schedule I bears to the total aggregate principal amount of the Firm Securities, plus any additional principal amount of Securities which the Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof, subject to such adjustments as the Initial Purchaser in its discretion shall make to eliminate any purchases of aggregate principal amount of the Additional Securities other than in authorized denominations.

(c)                Delivery of and Payment for the Securities. Payment of the purchase price for, and electronic delivery of, the Firm Securities shall be made at the offices of DLA Piper LLP (US), 444 W Lake Street, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, at 9:00 A.M. (Eastern time) on the second (third, if the pricing occurs after 4:30 p.m. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 11), or such other time not later than ten business days after such date as shall be agreed upon by the Initial Purchaser and the Company (such time and date of payment and delivery being herein called “Closing Time”). In addition, in the event that any or all of the Additional Securities are purchased by the Initial Purchaser, payment of the purchase price for, and electronic delivery of, such Additional Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Initial Purchaser and the Company, on each Date of Delivery as specified in the notice from the Initial Purchaser to the Company. Payment shall be made to the Company by wire transfer of immediately available funds to a bank account designated by the Company against delivery to the Initial Purchaser for the account of the Initial Purchaser of certificates for the Securities to be purchased by them.

(d)                Denominations; Registration. Electronic delivery of the Firm Securities and the Additional Securities, if any, shall be in such denominations and registered in such names as the Initial Purchaser may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The Firm Securities and any Additional Securities shall be delivered by or on behalf of the Company to the Initial Purchaser, through the facilities of The Depository Trust Company.

3.                   Covenants of the Company and the Operating Partnership. Each of the Company and the Operating Partnership, jointly and severally, covenant with the Initial Purchaser as follows:

(a)                Delivery of Offering Memorandum and Additional Written Offering Communications. The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, such number of copies of the Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as the Initial Purchaser may reasonably request.  The Company, as promptly as possible, will furnish to the Initial Purchaser, without charge, a copy of each proposed Additional Written Offering Communication to be prepared by or on behalf of, used by, or referred to by the Company or the Operating Partnership and not to use or refer to any proposed Additional Written Offering Communication to which the Initial Purchaser reasonably objects.

(b)               Continued Compliance with Securities Laws. If the Pricing Disclosure Package is being used to solicit offers to buy the Securities at a time when the Final Memorandum is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Pricing Disclosure Package in order to make the statements therein, in the light of the circumstances, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser and to any dealer upon request, either amendments or supplements to the Pricing Disclosure Package so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances when delivered to a prospective purchaser, be misleading or so that the Pricing Disclosure Package, as amended or supplemented, will comply with applicable law. If, during such period after the date hereof and prior to the date on which all of the Securities shall have been sold by the Initial Purchaser, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Final Offering Memorandum in order to make the statements therein, in the light of the circumstances when the Final Offering Memorandum is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Initial Purchaser, it is necessary to amend or supplement the Final Memorandum to comply with applicable law, forthwith to prepare and furnish, at its own expense, to the Initial Purchaser, either amendments or supplements to the Final Offering Memorandum so that the statements in the Final Offering Memorandum as so amended or supplemented will not, in the light of the circumstances when the Final Memorandum is delivered to a purchaser, be misleading or so that the Final Offering Memorandum, as amended or supplemented, will comply with applicable law. Before amending or supplementing the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, to furnish to you a copy of each such proposed amendment or supplement and not to use any such proposed amendment or supplement to which you reasonably object.

(c)                Blue Sky Qualifications. The Company will use its best efforts, in cooperation with the Initial Purchaser, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions within the United States as the Initial Purchaser may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Securities; provided, however, that the Company and the Operating Partnership shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(d)                Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner set forth in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Use of Proceeds.”

(e)                Listing. The Company will use its best efforts to effect and maintain the listing of the Underlying Securities on the NYSE by the Closing Time.

(f)                Reservation of Underlying Securities. The Company will reserve and keep available at all times, free of any preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligations to issue the Underlying Securities.

(g)             Restriction on Sale of Securities. During a period of 90 days from the date of the Final Memorandum, the Company, the Operating Partnership and the Advisor will not, without the prior written consent of the Initial Purchaser, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, including without limitation limited partnership interests in the Operating Partnership, or file any registration statement under the 1933 Act with respect to any of the foregoing, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, (C) any shares of Common Stock, limited partnership interests in the Operating Partnership, dividend equivalent rights or other equity based awards issued, or options to purchase Common Stock granted, pursuant to existing employee benefit plans of the Company referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including the filing of a registration statement on Form S-8 relating to such existing employee benefit plans of the Company referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum), (D) up to $45 million in shares of Common Stock issued for any purpose pursuant to the Company’s existing continuous Common Stock offering programs referred to in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum or privately negotiated exchange offers conducted in reliance on Section 3(a)(9) of the Securities Act of 1933, as amended or (E) any OP Units issued in connection with the acquisition of property or assets, in an amount not to exceed an aggregate of four million OP Units, provided that the recipients of the OP Units agree in writing (upon substantially the terms set forth in the Lock Up Agreement attached hereto as Exhibit B) not to sell, offer, dispose of or otherwise transfer any such OP Units during the remainder of the 90-day period without the prior written consent of the Initial Purchaser.

If the Initial Purchaser, in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up agreement described in Section 5(l) hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release through a major news service at least two business days before the effective date of the release or waiver.

(h)                Rule 144A Information. The Company and the Operating Partnership, jointly and severally, agree that, in order to render the offered Securities eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the offered Securities remain outstanding, the Company and the Operating Partnership will make available, upon request, to any holder of Securities or prospective purchasers of Securities the information specified in Rule 144A(d)(4), unless the Company and the Operating Partnership furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

(i)                 Absence of Manipulation. Except as contemplated herein or in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum, each of the Company, the Operating Partnership and the Advisor will not take, directly or indirectly, any action which is designed, or would reasonably be expected, to cause or result in, or which constitutes, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(j)                 Qualification and Taxation as a REIT. The Company will use its best efforts to meet the requirements for qualification and taxation as a REIT under the Code for its taxable year ending December 31, 2021, and the Company will use its best efforts to continue to qualify for taxation as a REIT under the Code in subsequent taxable years and will not take any action to revoke or otherwise terminate the Company’s REIT election, unless the Company’s board of directors determines in good faith that it is no longer in the best interests of the Company and its stockholders to be so qualified.

(k)               Integration. The Company, the Operating Partnership and the Advisor, jointly and severally, agree that the Company, the Operating Partnership and the Advisor will not and will cause their respective Affiliates not to, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company or the Operating Partnership of any class if, as a result of the doctrine of “integration” referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Securities by the Company to the Initial Purchaser, (ii) the resale of the Securities by the Initial Purchaser or (iii) the resale of the Securities and the Underlying Securities by subsequent purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A thereunder or otherwise.

(l)                Transfer Agent. The Company will maintain a transfer agent and, if necessary under the jurisdiction of formation of the Company, a registrar for its Common Stock.

(m)             Sarbanes-Oxley Act. The Company will comply in all material respects with all effective applicable provisions of the Sarbanes-Oxley Act.

(n)                Notification of Material Events. The Company, during the period when the Final Offering Memorandum is (or but for the exemption in Rule 172 would be) required to be delivered under the 1933 Act or the 1934 Act, shall notify the Initial Purchaser of the occurrence of any material events respecting its (including those of the Operating Partnership) activities, affairs or condition, financial or otherwise, if, but only if, as a result of any such event it is necessary, in the opinion of counsel, to amend or supplement the Final Offering Memorandum in order to make the Final Offering Memorandum not misleading in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, and the Company will forthwith supply such information as shall be necessary in the opinion of counsel to the Company and the Initial Purchaser for the Company to prepare any necessary amendment or supplement to the Final Offering Memorandum so that, as so amended or supplemented, the Final Offering Memorandum will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is (or but for the exemption in Rule 172 would be) delivered to a purchaser, not misleading.

4.                   Payment of Expenses.

(a)                Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereunder are consummated or this Agreement is terminated, including expenses, fees and taxes in connection with: (i) the preparation, printing and filing of the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Initial Purchaser and to dealers of copies of each of the Preliminary Offering Memorandum and the Final Offering Memorandum (including the costs of mailing and shipment), (iii) the preparation, issuance and delivery of the certificates for the Securities to the Initial Purchaser, including any stock or other transfer taxes or duties payable upon the sale of the Securities to the Initial Purchaser, (iv) the printing of this Agreement and any dealer agreements and furnishing of copies of each to the Initial Purchaser and to dealers (including costs of mailing and shipment), (v) the fees and disbursements of the Company’s counsel, accountants and other advisors, (vi) the qualification of the Securities and the Underlying Securities for offering and sale under state laws that the Company and the Initial Purchaser have mutually agreed are appropriate and the determination of their eligibility for investment under state law as aforesaid, and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Initial Purchaser and to dealers, (vii) the fees and expenses of any trustee, transfer agent or registrar for the Securities and the Underlying Securities and miscellaneous expenses referred to in the Preliminary Offering Memorandum and the Final Offering Memorandum, (viii) the costs and expenses of the Company relating to investor presentations on any “road show” undertaken in connection with the marketing of the Securities, (ix) the filing fees incident to the review by FINRA of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Underlying Securities on the NYSE, and (xi) the performance of the Company’s and the Operating Partnership’s other obligations under this Agreement and the Indenture. Upon request of the Initial Purchaser, the Company will provide funds in advance for filing fees. It is understood, however, that the Initial Purchaser will pay all of its own costs and expenses, including fees and disbursements of its counsel, transfer taxes on resale of any Securities by the Initial Purchaser and any advertising expenses in connection with any offers of the Securities.

(b)                Termination of Agreement. If this Agreement is terminated by the Initial Purchaser in accordance with the provisions of Section 5(r) or Section 10(a)(i) or (iii) hereof, the Company shall reimburse the Initial Purchaser for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Initial Purchaser.

5.                   Conditions of Initial Purchaser’s Obligations. The obligations of the Initial Purchaser hereunder are subject to the accuracy of the representations and warranties of the Company and the Operating Partnership contained herein or in certificates of any officer of the Company, the Operating Partnership or the Advisor or any of their subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company, the Operating Partnership and the Advisor of their respective covenants and other obligations hereunder, and to each of the following additional terms and conditions:

(a)                Opinion of Counsel for the Company, the Operating Partnership and the Advisor. At the Closing Time, the Initial Purchaser shall have received the favorable opinion and negative assurance statement, dated the Closing Time, of Cadwalader, Wickersham & Taft LLP, counsel for the Company, the Operating Partnership and the Advisor, substantially in the form attached as Exhibit A-1.

(b)                Opinion of Tax Counsel for the Company and the Operating Partnership. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated the Closing Time, of Locke Lord LLP, tax counsel for the Company and the Operating Partnership, substantially in the form attached as Exhibit A-2.

(c)               Opinion of In-House Counsel for the Company, the Operating Partnership and the Advisor. At Closing Time, the Initial Purchaser shall have received the favorable opinion, dated the Closing Time, of in-house counsel for the Company, the Operating Partnership and the Advisor, substantially in the form attached as Exhibit A-3.

(d)                Opinion of Maryland Counsel for the Company and the Operating Partnership. At the Closing Time, the Initial Purchaser shall have received the favorable opinion, dated the Closing Time, of Hogan Lovells US LLP, Maryland counsel for the Company and the Operating Partnership, substantially in the form attached as Exhibit A-4.

(e)                Opinion of Counsel for Initial Purchaser. At Closing Time, the Initial Purchaser shall have received the favorable opinion and negative assurance statement, dated the Closing Time, of DLA Piper LLP (US), counsel for the Initial Purchaser, with respect to such matters as the Initial Purchaser may reasonably request.

(f)                 Officers’ Certificates. At the Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Preliminary Offering Memorandum and the Final Offering Memorandum, any Material Adverse Effect, and the Initial Purchaser shall have received a certificate of each of the President and Chief Executive Officer and the Chief Financial Officer of the Company, dated the Closing Time, to the effect that (i) there has been no such Material Adverse Effect, (ii) the representations and warranties in Section 1(a) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) each of the Company and the Operating Partnership has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no order preventing or suspending the use of the Preliminary Offering Memorandum and the Final Offering Memorandum has been issued and no proceedings for any of those purposes have been instituted or are pending or, to their knowledge, contemplated. At the Closing Time, the Initial Purchaser shall have received a certificate of each of the Chief Executive Officer, President or Chief Operating Officer and the Chief Financial Officer of the Advisor, dated the Closing Time, to the effect that (i) there has not been a Material Adverse Effect, (ii) the representations and warranties in Section 1(b) of this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Advisor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no order preventing or suspending the use of the Preliminary Offering Memorandum and the Final Offering Memorandum has been issued and no proceedings for any of those purposes have been instituted or are pending or, to the knowledge of the Advisor, contemplated.

(g)                BDO USA, LLP Comfort Letter. At the time of the execution of this Agreement, the Initial Purchaser shall have received from BDO USA, LLP a letter, dated such date, in form and substance satisfactory to the Initial Purchaser, relating to the consolidated financial statements, including pro forma financial statements (if any), of the Company and its subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum.

(h)                Bring-down BDO USA, LLP Comfort Letter. At the Closing Time, the Initial Purchaser shall have received from BDO USA, LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)                 Chief Financial Officer’s Certificate. At the time of execution of this Agreement, the Initial Purchaser shall have received a certificate of the Chief Financial Officer of the Company, dated as of such date, in a form reasonably satisfactory to the Initial Purchaser. At the Closing Time, the Initial Purchaser shall have received a certificate, dated as of the Closing Time, of the Chief Financial Officer of the Company confirming that the certificate delivered by the Company at the time of execution of this Agreement pursuant to the prior sentence of this subsection (i) hereof remains true and correct as of the Date of Delivery.

(j)                 Reserved.

(k)                Reserved.

(l)                 Indenture. At or prior to the Closing Time, each of the Company, the Operating Partnership, and the Trustee shall have executed and delivered the Indenture.

(m)              Approval of Listing. At the Closing Time, the Underlying Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(n)                Lock-Up Agreements. At the date of this Agreement, the Initial Purchaser shall have received an agreement substantially in the form of Exhibit B, signed by the persons listed on Schedule IV (by power of attorney or otherwise).

(o)                No Downgrade. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Company, the Operating Partnership or any of their subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Section 3(a)(62) of the 1934 Act.

(p)                Conditions to the Purchase of Additional Securities. In the event that the Initial Purchaser exercise its option provided in Section 2(b) hereof to purchase all or any portion of the Additional Securities, the representations and warranties of the Company, the Operating Partnership and the Advisor contained herein and the statements in any certificates furnished by the Company and any of its subsidiaries hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Initial Purchaser shall have received:

(i)                 Officers’ Certificates. A certificate, dated such Date of Delivery, of each of the Chief Executive Officer, President or Chief Operating Officer and the Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery. A certificate, dated such Date of Delivery, of each of the Chief Executive Officer, President or Chief Operating Officer and the Chief Financial Officer of the Advisor, confirming that the certificate delivered at the Closing Time pursuant to Section 5(f) hereof remains true and correct as of such Date of Delivery.

(ii)               Opinion of Counsel for Company, the Operating Partnership and the Advisor. The favorable opinion and negative assurance statement of Cadwalader, Wickersham & Taft LLP, counsel for the Company, the Operating Partnership and the Advisor, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(a) hereof.

(iii)             Opinion of Tax Counsel for Company and the Operating Partnership. The favorable opinion of Locke Lord LLP, tax counsel for the Company and the Operating Partnership, in form and substance satisfactory reasonably to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

(iv)              Opinion of In-House Counsel for the Company, the Operating Partnership and the Advisor. The favorable opinion of in-house counsel for the Company, the Operating Partnership and the Advisor, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)                Opinion of Maryland Counsel for Company and the Operating Partnership. The favorable opinion of Hogan Lovells US LLP, Maryland counsel for the Company and the Operating Partnership, in form and substance reasonably satisfactory to counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)              Opinion of Counsel for Initial Purchaser. The favorable opinion of DLA Piper LLP (US), counsel for the Initial Purchaser, dated such Date of Delivery, relating to the Additional Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(e) hereof.

(vii)            Bring-down BDO USA, LLP Comfort Letter. A letter from BDO USA, LLP, in form and substance satisfactory to the Initial Purchaser and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than three business days prior to such Date of Delivery.

(viii)          Chief Financial Officer’s Certificate. A certificate of the Chief Financial Officer of the Company, dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Initial Purchaser pursuant to Section 5(i) hereof.

(q)                Additional Documents. At the Closing Time and at each Date of Delivery (if any) counsel for the Initial Purchaser shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Operating Partnership in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Initial Purchaser and counsel for the Initial Purchaser.

(r)                 Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Additional Securities on a Date of Delivery which is after the Closing Time, the obligations of the Initial Purchaser to purchase the relevant Additional Securities, may be terminated by the Initial Purchaser by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 7, 8, 9, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22 and 23 shall survive any such termination and remain in full force and effect.

6.                   Offering of Securities; Restrictions on Transfer.

(a)                Qualified Institutional Buyer. The Initial Purchaser represents and warrants that the Initial Purchaser is a qualified institutional buyer as defined in Rule 144A under the 1933 Act (a “QIB”).

(b)                Offering of Securities; Restrictions on Transfer. The Initial Purchaser agrees with the Company and the Operating Partnership that it (and any person acting on its behalf): (i) will not solicit offers for, or offer or sell, such Securities or the Underlying Securities in any manner involving a public offering within the meaning of Section 4(a)(2) of the 1933 Act, (ii) will sell such Securities only to persons that it reasonably believes to be QIBs, (iii) will not offer, sell or deliver any of the Securities in any jurisdiction outside the United States, and (iv) has taken or will take reasonable steps to ensure that each purchaser of the Securities is aware that the Securities are being offered and sold in reliance upon the representations and warranties deemed to have been made by such purchaser as provided in the Preliminary Offering Memorandum, the Pricing Disclosure Package and the Final Offering Memorandum under the caption “Transfer Restrictions.”

(c)                Reliance on Representations. The Initial Purchaser understands that the Company and the Operating Partnership and, for purposes of the opinions and certificates to be delivered to you pursuant to Section 5 hereof, counsel to the Company and the Operating Partnership and counsel to the Initial Purchaser will rely upon the accuracy and truth of the foregoing representations and warranties and you hereby consent to such reliance.

7.                   Indemnification.

(a)                Indemnification of Initial Purchaser. The Company, the Operating Partnership and the Advisor agree, jointly and severally, to indemnify and hold harmless the Initial Purchaser, its affiliates, its selling agents and each person, if any, who controls the Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                 against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact included in (A) the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto), or (B) in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Securities (“Marketing Materials”), including any road show or investor presentation made to investors by the Company (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)               against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

(iii)             against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Initial Purchaser), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information.

(b)                Indemnification of Company, the Advisor and Directors and Officers. The Initial Purchaser agrees to indemnify and hold harmless the Company, the Operating Partnership and the Advisor, each of their respective directors, and each person, if any, who controls the Company or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 7, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum (or any amendment or supplement thereto) in reliance upon and in conformity with the Initial Purchaser Information.

(c)                Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced (by the forfeiture of substantial rights and defenses) as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Initial Purchaser, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7 or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)                Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

8.                   Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Initial Purchaser, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and of the Initial Purchaser, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, the Operating Partnership and the Advisor, on the one hand, and the Initial Purchaser, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company, the Operating Partnership and the Advisor, on the one hand, and the total underwriting discount received by the Initial Purchaser, on the other hand, in each case as set forth on the cover of the Final Offering Memorandum, bear to the aggregate initial public offering price of the Securities as set forth on the cover of the Final Offering Memorandum.

The relative fault of the Company, the Operating Partnership and the Advisor, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, the Operating Partnership or the Advisor or by the Initial Purchaser and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, the Operating Partnership, the Advisor and the Initial Purchaser agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Initial Purchaser were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 8 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 8, the Initial Purchaser shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Initial Purchaser has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 8, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and the Initial Purchaser’s Affiliates and selling agents shall have the same rights to contribution as the Initial Purchaser, and each director of the Company and the Advisor, and each person, if any, who controls the Company, the Operating Partnership or the Advisor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company or the Operating Partnership, subject in each case to the preceding two paragraphs. The Company’s, the Operating Partnership’s and the Advisor’s respective obligations to contribute pursuant to this Section 8 are joint and several.

The provisions of this Section shall not affect any agreement among the Company and the Operating Partnership with respect to contribution.

9.                   Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, the Operating Partnership, the Advisor or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of the Initial Purchaser or its Affiliates or selling agents, any person controlling the Initial Purchaser, its officers or directors, any person controlling the Company, the Operating Partnership or the Advisor, or their officers and directors and (ii) delivery of and payment for the Securities.

10.               Termination of Agreement.

(a)                Termination. The Initial Purchaser may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, in the judgment of the Initial Purchaser, since the time of execution of this Agreement or since the respective dates as of which information is given in the Preliminary Offering Memorandum, the Pricing Disclosure Package or the Final Offering Memorandum, any Material Adverse Effect, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Initial Purchaser, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any equity securities of the Company has been suspended or materially limited by the Commission or the NYSE, or (iv) if trading generally on the NYSE American LLC, the NYSE or in the Nasdaq Global Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, FINRA or any other governmental authority, or (v) a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear systems in Europe, or (vi) if a banking moratorium has been declared by either federal or state authorities.

(b)                Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 7, 8, 9, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20 and 21 shall survive such termination and remain in full force and effect.

11.               Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Initial Purchaser shall be directed to the Initial Purchaser at UBS Securities LLC, Prospectus Department, 1285 Avenue of the Americas, New York, New York 10019 (facsimile (203) 719-0495), with a copy to (which shall not constitute notice) DLA Piper LLP (US), 444 W Lake Street, Chicago Illinois 60606, attention of Kerry E. Johnson (facsimile (312) 251-2868); notices to the Company, the Operating Partnership and the Advisor shall be directed to them at Braemar Hotels & Resorts Inc., 14185 Dallas Parkway, Suite 1100, Dallas, Texas 75254, attention of Robert G. Haiman (facsimile (972) 490-9605), with a copy to (which shall not constitute notice) Cadwalader Wickersham & Taft LLP, 200 Liberty Street, New York, New York 10281, Attn: Gregory P. Patti Jr. (facsimile (212) 504-6666).

12.               Research Analyst Independence. The Company acknowledges that the Initial Purchaser’s research analysts and research departments are required to be independent from their respective investment banking divisions and are subject to certain regulations and internal policies, and that the Initial Purchaser’s research analysts may hold views and make statements or investment recommendations and/or publish research reports with respect to the Company and/or the offering that differ from the views of their respective investment banking divisions. The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the Initial Purchaser with respect to any conflict of interest that may arise from the fact that the views expressed by their independent research analysts and research departments may be different from or inconsistent with the views or advice communicated to the Company by the Initial Purchaser’s investment banking divisions. The Company acknowledges that the Initial Purchaser is a full service securities firm and as such from time to time, subject to applicable securities laws, may effect transactions for its own account or the account of its customers and hold long or short positions in debt or equity securities of the companies that may be the subject of the transactions contemplated by this Agreement.

13.               No Advisory or Fiduciary Relationship. The Company, its subsidiaries and the Advisor acknowledge and agree that (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, its subsidiaries and the Advisor, on the one hand, and the Initial Purchaser, on the other hand, (b) in connection with the offering of the Securities and the process leading thereto, the Initial Purchaser is and has been acting solely as a principal and is not the agent or fiduciary of the Company, any of its subsidiaries, the Advisor or their respective stockholders, equity interest holders, creditors, employees or any other party, (c) no Initial Purchaser has assumed or will assume an advisory or fiduciary responsibility in favor of the Company, any of its subsidiaries or the Advisor with respect to the offering of the Securities or the process leading thereto (irrespective of whether the Initial Purchaser has advised or is currently advising the Company, any of its subsidiaries or the Advisor on other matters) and no Initial Purchaser has any obligation to the Company, any of its subsidiaries or the Advisor with respect to the offering of the Securities except the obligations expressly set forth in this Agreement, (d) the Initial Purchaser and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of each of the Company, its subsidiaries and the Advisor, and (e) none of the Initial Purchaser or legal counsel for the Initial Purchaser has provided any legal, accounting, regulatory or tax advice to the Company, any of its subsidiaries or the Advisor with respect to the offering of the Securities and the Company, its subsidiaries and the Advisor have consulted their own respective legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.

14.               Parties. This Agreement shall each inure to the benefit of and be binding upon the Initial Purchaser, the Company, the Operating Partnership and the Advisor and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchaser, the Company, the Operating Partnership and the Advisor and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchaser, the Company, the Operating Partnership and the Advisor and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from the Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

15.               Recognition of the U.S. Special Resolution Regimes.

(a)                In the event that the Initial Purchaser is a Covered Entity and becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from the Initial Purchaser of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)                In the event that the Initial Purchaser is a Covered Entity, or a BHC Act Affiliate of the Initial Purchaser becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against the Initial Purchaser are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 16, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

16.               Trial by Jury. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Operating Partnership, the Advisor and each of the Initial Purchaser hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

17.               Consent to Jurisdiction; Waiver of Immunity. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall be instituted in (i) the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or (ii) the courts of the State of New York located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

18.               GOVERNING LAW. THIS AGREEMENT AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF, THE STATE OF NEW YORK, WITHOUT REGARD TO ITS CHOICE OF LAW PROVISIONS.

19.               TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

20.               Partial Unenforceability. The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

21.               Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

22.               Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

[Signature page follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Initial Purchaser, the Company, the Operating Partnership and the Advisor in accordance with its terms.

Very truly yours,

BRAEMAR HOTELS & RESORTS INC.

By:		/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Chief Financial Officer

BRAEMAR HOSPITALITY LIMITED PARTNERSHIP

By:		Braemar OP General Partner LLC,
its sole general partner

By:		Braemar Hotels & Resorts Inc.,
its sole managing member

	By:	/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Chief Financial Officer

ASHFORD HOSPITALITY ADVISORS LLC

By:		/s/ Deric S. Eubanks
Name: Deric S. Eubanks
Title: Chief Financial Officer

(Signature Page to Purchase Agreement)

Accepted:

UBS Securities LLC

By:	/s/ Tyler Rindler
Tyler Rindler

Managing Director

By:	/s/Whitney Mikell
Whitney Mikell

Managing Director

[Signature Page to Purchase Agreement]

SCHEDULE I

Initial Purchaser	Principal Amount of Firm Securities
UBS Securities LLC	$75,000,000
Total	75,000,000

Sch. I-1

SCHEDULE II

Pricing Disclosure Package

1.          Preliminary Offering Memorandum issued on May 12, 2021

2.          The pricing term sheet set forth on Schedule III to this Agreement

Permitted Additional Written Offering Communications

Each electronic “road show” as defined in Rule 433(h) furnished to the Initial Purchaser prior to use that the Initial Purchaser and Company have agreed may be used in connection with the offering of the Securities.

Sch. II-1

SCHEDULE III

PRICING TERM SHEET

May 13, 2021

Braemar Hotels & Resorts Inc.

$75,000,000

4.50% Convertible Senior Notes due 2026

The information in this pricing term sheet supplements the preliminary offering memorandum, dated May 12, 2021 (the “Preliminary Offering Memorandum”), and supersedes the information in the Preliminary Offering Memorandum to the extent inconsistent with the information in the Preliminary Offering Memorandum. In all other respects, this term sheet is qualified in its entirety by reference to the Preliminary Offering Memorandum. Before you invest, you should read the Preliminary Offering Memorandum and the documents incorporated by reference therein for more complete information about the issuer and this offering. Terms used herein but not defined herein shall have the respective meanings as set forth in the Preliminary Offering Memorandum.

Issuer:	Braemar Hotels & Resorts Inc. (“BHR”)
Title of Securities:	4.50% Convertible Senior Notes due 2026 (the “Notes”)
Ticker / Exchange for Common Stock:	BHR / New York Stock Exchange (“NYSE”)
Securities Offered:	$75,000,000 principal amount of the Notes (plus up to an additional $11,250,000 principal amount of Notes pursuant to the Initial Purchaser’s option to purchase additional Notes).
Maturity Date:	June 1, 2026, unless earlier repurchased, redeemed or converted
Trade Date:	May 14, 2021
Expected Settlement Date (T+2):	May 18, 2021
Issue Price:	100%, plus accrued interest, if any, from May 18, 2021

Sch. III-1

Use of Proceeds:

BHR estimates that the net proceeds from this offering will be approximately $71,975,000 (or approximately $82,831,250 if the Initial Purchaser exercises its option to purchase additional Notes in full), after deducting underwriting discounts and commissions and estimated offering expenses payable by BHR.

BHR expects to use the net proceeds for general corporate purposes, including, but not limited to, to repay indebtedness, including amounts outstanding under its secured term loan, for capital expenditures or potential acquisitions.

Interest Rate:	4.50% per year
Interest Payment Dates:	June 1 and December 1 of each year, beginning on December 1, 2021
Interest Payment Record Dates:	May 15 and November 15 of each year
Optional Redemption:	In whole or in part on any business day on or after the date of issuance if the last reported sale price per share of BHR common stock has been at least 130% of the conversion price then in effect for at least 20 trading days (whether or not consecutive) during any 30 consecutive trading day period ending on, and including, the trading day immediately preceding the date on which BHR provides notice of redemption at a redemption price equal to 100% of the principal amount of the notes to be redeemed subject to certain adjustments, plus accrued and unpaid interest to, but excluding, the redemption date.
Initial Conversion Rate:	157.7909 shares of common stock per $1,000 principal amount of Notes
Initial Conversion Price:	Approximately $6.34 per share of common stock
NYSE Closing Price of BHR Common Stock on May 13, 2021:	$5.07 per share
Conversion Premium:	Approximately 25% above the NYSE closing price of BHR common stock on May 13, 2021
CUSIP / ISIN:	10482B AA9/US10482BAA98

Sch. III-2

Sole Book-Running Manager:	UBS Securities LLC
Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change, Notice of Redemption or Notice of Issuer Conversion:	The following table below sets forth the number of additional shares by which the conversion rate will be increased for a holder that converts its Notes in connection with a make-whole fundamental change, notice of redemption or notice of issuer conversion (as described under “Description of Notes—Conversion Rights—Conversion Rate Adjustments—Adjustment to Conversion Rate Upon Conversion in Connection with a Make-Whole Fundamental Change, Notice of Redemption or Notice of Issuer Conversion” in the Preliminary Offering Memorandum) for each stock price and effective date set forth below:

	Stock Price
Effective Date	$5.07	$6.00	$6.34	$7.00	$8.00	$8.24	$9.00	$10.00	$11.00	$12.00	$13.00
May 14, 2021	39.4477	38.7091	37.9504	34.3519	27.6091	26.9178	24.3202	20.6091	17.7545	15.6257	14.1321
June 1, 2022	39.4477	32.5191	30.0763	27.2244	21.8806	21.3328	19.2741	16.3330	14.0707	12.3836	11.1999
June 1, 2023	39.4477	26.6083	22.5572	20.4183	16.4105	15.9996	14.4556	12.2498	10.5530	9.2877	8.4000
June 1, 2024	39.4477	20.6974	15.0381	13.6122	10.9403	10.6664	9.6371	8.1665	7.0354	6.1918	5.6000
June 1, 2025	39.4477	14.7866	7.5191	6.8061	5.4702	5.3332	4.8185	4.0833	3.5177	3.0959	2.8000
June 1, 2026	39.4477	8.8757	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000	0.0000

Sch. III-3

The exact stock prices and effective dates may not be set forth in the table above, in which case:

•	if the stock price is between two stock prices in the table or the effective date is between two effective dates in the table, the number of additional shares by which the conversion rate will be increased will be determined by a straight-line interpolation between the number of additional shares set forth for the next higher and next lower stock prices and the earlier and later effective dates, as applicable, based on a 365-day year;

•	if the stock price is greater than $13.00 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate; or

•	if the stock price is less than $5.07 per share (subject to adjustment in the same manner as the stock prices set forth in the column headings of the table above), no additional shares will be added to the conversion rate.

Notwithstanding the foregoing, in no event will the conversion rate be increased on account of a make-whole fundamental change to exceed 197.2386 shares of BHR common stock per $1,000 principal amount of Notes, subject to adjustments in the same manner as the conversion rate is required to be adjusted as set forth under “Description on Notes—Conversion Rights—Conversion Rate Adjustments” in the Preliminary Offering Memorandum.

General

This communication is intended for the sole use of the person to whom it is provided by the sender.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy securities nor shall there be any sale of these securities in any state in which such solicitation or sale would be unlawful prior to registration or qualification of these securities under the laws of any such state

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Accordingly, the Notes are being offered and sold only to “qualified institutional buyers” as defined in Rule 144A promulgated under the Securities Act. The Notes are not transferable except in accordance with the restrictions described under “Transfer Restrictions” in the Preliminary Offering Memorandum.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg or another email system.

Sch. III-4

SCHEDULE IV

PERSONS DELIVERING LOCK-UP AGREEMENTS

•	Mary Evans

•	Robert Haiman

•	Abteen Vaziri

•	Richard Stockton

•	Deric Eubanks

•	Ashford Hospitality LP

•	Ashford TRS Corp

•	Ashford Hospitality Trust

•	Mark Nunneley

•	Jeremy Welter

•	Stefani Carer

•	Monty Bennett

•	Kenneth Fearn

•	Curtis McWilliams

•	Matthew Rinaldi

B-1-1

SCHEDULE V

Significant Subsidiaries

Braemar Hotels & Resorts Inc.
Braemar Hospitality Limited Partnership
Braemar OP Limited Partner LLC
Braemar OP General Pratner LLC
Braemar TRS Corporation
Ashford BC GP LLC
Ashford BC LP
Ashford TRS BC LLC
Ashford Sarasota GP LLC
Ashford Sarasota Holding Company LLC
Ashford Sarasota LP
Ashford TRS Sarasota Holding Company LLC
Ashford TRS Sarasota LLC
Ashford Thomas LLC
RC Hotels (Virgin Islands), Inc.
BHR Tahoe GP LLC
BHR Tahoe LP
BHR TRS Tahoe LLC

B-1-2